Exhibit 99.1

www.vocaltec.com	NEWS RELEASE

MAGICJACK REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS AND
PROVIDES FY 2013 FINANCIAL GUIDANCE

•	Total net revenues of $36.9 million
•	GAAP Operating income of $15.2 million, Adjusted EBITDA of $15.6 million
•	GAAP Diluted EPS of $0.51, non-GAAP Diluted EPS of $0.78
•	FY 2013 net revenues projected to be in the range of $155 and $160 million
•	FY 2013 Adjusted EBITDA projected to be in the range of $52 and $55 million
•	Currently has an estimated 3.27 million active subscribers

West Palm Beach, FL and Netanya, Israel, May 9, 2013 – magicJack VocalTec Ltd. (Nasdaq: CALL), a cloud communications leader that invented voice over IP (VoIP) technology, today announced financial results for the first quarter ended March 31, 2013.

"We had a strong first quarter highlighted by substantial increase in our profitability and free cash flow,” said magicJack VocalTec President and CEO Gerald Vento. “We ended the quarter with a strong balance sheet evidenced by the $48.9 million in cash and marketable securities and no debt. We remain on track to launch the new magicJack PLUS as scheduled toward the latter half of the second quarter, and are issuing strong financial guidance for the full year.  Looking forward, we remain committed to product innovation and continue to believe that our technology advantage and efficient cost structure position us well to grow market share.”

First Quarter 2013 Financial Highlights:

–
Net revenues: Total net revenues was $36.9 million. After adjusting for one-time revenue items in Q1 2012 totaling $4.0 million, total net revenues increased 10% year-over-year. Net revenues from the sales of magicJack and magicJack PLUS were $15.0 million and access rights renewal revenues were $13.5 million, an increase of 32% on a year-over-year basis, and accounted for 37% of total net revenues. Prepaid minute revenues were $3.2 million and access and wholesale charges were $1.5 million during the quarter. Other revenue contributed the remaining $3.6 million of total net revenues during the first quarter of 2013.

–	Operating income: GAAP operating income for the first quarter was $15.2 million, compared to $5.8 million for the first quarter of 2012.

–	Adjusted EBITDA: Adjusted EBITDA was $15.6 million for the first quarter, an increase of 323% compared to $3.7 million for the first quarter of 2012.

–
Net income: GAAP net income for the first quarter was $9.6 million, compared to $8.2 million for the same period last year. GAAP diluted income per share for the first quarter was $0.51, based on 18.7 million weighted-average diluted shares outstanding, compared to $0.39, based on 21.2 million weighted-average diluted shares outstanding, for the same period last year.

www.vocaltec.com	NEWS RELEASE

–
Non-GAAP Net income: Non-GAAP net income for the first quarter was $14.5 million, compared to $3.2 million for the first quarter of 2012. Non-GAAP net income per diluted share for the first quarter was $0.78 compared to $0.15 per diluted share for the same period last year.

–
Cash and Free cash flow: As of March 31, 2013, magicJack VocalTec had cash, cash equivalents and marketable securities of $48.9 million, an increase of $10.5 million from the end of the prior quarter. During the first quarter of 2013, the company generated $16.5 million in free cash flow, which was offset by the use of $5.7 million in cash for the repurchase of ordinary shares.

A reconciliation of GAAP to non-GAAP financial measures, as well as the calculation of free cash flow has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

FY 2013 Financial Guidance:

As of May 9, 2013, magicJack is providing the following guidance for the full-year 2013:

–
Net revenues: Total net revenues for the full year 2013 are projected to be in the range of $155 and $160 million. This represents a growth rate in the range between 3% and 7% on a year-over-year basis compared to fiscal 2012 excluding approximately $8 million in one-time and discontinued revenue items in 2012, while only including six months of sales of the new MagicJack Plus product.

–
Adjusted EBITDA: Adjusted EBITDA for the full year 2013 is projected to be in the range of $52 and $55 million.  This represents a growth rate in the range between 10% and 17% on a year-over-year basis compared to fiscal 2012.

–	Effective tax rate: For the full year 2013 the effective tax rate is expected to be approximately 35%.

The Company expects to be providing operating income and EPS guidance for 2013 on next quarter’s investor conference call.

Additional First Quarter 2013 and Recent Highlights:

–	magicJack announced that it will be launching the new magicJack PLUS in June 2013.

–	magicJack announced that it currently has an estimated 3.27 million active MJ subscribers, which we define as users of MJ or MJP that are under an active subscription contract.

–
magicJack announced that its magicJack APP has experienced over 8 million activations since its launch in 2011.  In addition, for the period of March 25, 2013 to April 25, 2013, the Company had approximately 2.23 million APP users.

–	magicJack announced that Jose Gordo was named Chief Financial Officer.

www.vocaltec.com	NEWS RELEASE

Quarterly conference call:

magicJack VocalTec will host a conference call today at 5:00 p.m. EST to review the company's financial results for the first quarter 2013. To access this call, dial 1-888-713-3587 (United States), or 1-913-312-1443 (international), with conference ID #5301791. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec’s website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm.  A recording of this conference call will also be available through May 23, 2013, by dialing 1-877-870-5176 (United States), or 1-858-384-5517 (international). The recording access code is #5301791.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of VoIP, including the softphone and magicJack, has the goal of becoming the leading international provider of global voice over many platforms. The Company has achieved sales of more than 10 million of the easy-to-use, award-winning magicJack products since the first device’s launch in 2008, and has the use of more than 30 patents, some dating to when the Company invented VoIP. It is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and certification in number of states, and the network has historically had uptime of over 99.99 percent.

www.vocaltec.com	NEWS RELEASE

Non-GAAP Measures

The non-GAAP measures shown in this release exclude various items detailed further below.

magicJack defines Adjusted Net revenues as GAAP Net revenues excluding: a gain for operational change related to prepaid minutes, and a gain for discontinued revenues.

magicJack defines Adjusted EBITDA as GAAP Operating income excluding: depreciation and amortization, share-based issuance to settle liability, a gain in adjustment for operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker. magicJack defines non-GAAP Net income as GAAP Net income excluding: share-based issuance to settle liability, a gain in adjustment for operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker, a change in gain on investments, a change in fair value loss (gain) on common equity put options, and income tax expense. magicJack defines Free cash flow as net cash provided by operating activities minus capital expenditures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

www.vocaltec.com	NEWS RELEASE

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; any operational or cultural difficulties associated with the continuing integration of the businesses of VocalTec and YMax; potential adverse reactions or changes to business relationships resulting from the completion of the merger; unexpected costs, charges or expenses resulting from the merger; the ability of the combined Company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies; our ability to develop, introduce and market innovative products, services and applications; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of  our Annual Report on Form 10-K  and other filings  with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

First quarter 2013 financial tables to follow:

www.vocaltec.com	NEWS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)		Quarter	Quarter
		Ended	Ended
		31-Mar-13	31-Mar-12
Net revenues		$36,877	$37,587
Cost of revenues		11,143	15,560
Gross profit		25,734	22,027
Operating expenses:
Advertising		2,814	8,704
General and administrative		6,818	6,834
Research and development		862	658
Total operating expenses		10,494	16,196
Operating income		15,240	5,831
Other income (expense):
Gain on investments		527	597
Interest expense		(93)	(119)
Fair value (loss) gain on common equity put options		(1,047)	1,656
Other income, net		157	261
Total other (expense) income		(456)	2,395
Income before income taxes		14,784	8,226
Income tax expense		5,198	30
Net income		$9,586	$8,196

Income per ordinary share:
	Basic	$0.51	$0.39
	Diluted	$0.51	$0.39
Weighted average ordinary shares outstanding:
	Basic	18,685	21,092
	Diluted	18,694	21,240

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www.vocaltec.com	NEWS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
ASSETS	31-Mar-13	31-Dec-12
Current Assets
Cash and cash equivalents	$40,247	$18,959
Marketable securities, at fair value	8,634	19,390
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	5,035	6,004
Inventories	5,142	5,340
Deferred costs	7,170	7,066
Deferred tax assets, current	1,843	1,114
Deposits and other current assets	957	1,411
Total current assets	69,028	59,284

Property and equipment, net	2,308	2,348
Intangible assets, net	15,211	16,136
Goodwill	32,304	32,304
Deferred tax assets, non-current	9,831	9,831
Deposits and other non-current assets	829	864
Total Assets	$129,511	$120,767

LIABILITIES AND CAPITAL DEFICIT
Current Liabilities
Accounts payable	$7,758	$3,651
Accrued expenses and other current liabilities	7,779	13,569
Deferred revenue, current portion	74,272	67,038
Total current liabilities	89,809	84,258

Deferred revenue, net of current portion	53,700	58,165
Other non-current liabilities	3,958	3,114
Total Capital Deficit	(17,956)	(24,770)
Total Liabilities and Capital Deficit	$129,511	$120,767

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www.vocaltec.com	NEWS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-13	31-Mar-12
Cash flows from operating activities:
Net income	$9,586	$8,196
Provision for doubtful accounts and billing adjustments	1,237	2,622
Share-based issuance to settle liability	400	225
Depreciation and amortization	1,163	629
Deferred income tax provision	23	24
Interest expense - non-cash	93	119
Gain on investments	(527)	(597)
Fair value gain on common equity put options	1,047	(1,656)
Contributed services	-	20
Changes in operating asset and liabilities	3,604	14,581
Net cash provided by operating activities	16,626	24,163
Cash flows from investing activities:
Purchases of investments	-	(24,462)
Proceeds from sales of investments	10,564	23,192
Purchases of property and equipment	(84)	-
Acquisition of intangible assets	(114)	(1,013)
Net cash provided by (used in) investing activities	10,366	(2,283)
Cash flows from financing activities:
Purchase of treasury stock	(5,704)	(4,882)
Proceeds from sale of common equity put options	-	1,561
Proceeds from exercise of ordinary share options	-	659
Net cash used in financing activities	(5,704)	(2,662)

Net increase in cash and cash equivalents	21,288	19,218
Cash and cash equivalents, beginning of period	18,959	12,961
Cash and cash equivalents, end of period	$40,247	$32,179

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www.vocaltec.com	NEWS RELEASE

RECONCILIATION OF NET REVENUES TO ADJUSTED NET REVENUES

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-13	31-Mar-12
Net revenues	$36,877	$37,587
Adjustment for operational change related to prepaid minutes	-	(2,998)
Adjustment for discontinued revenues	-	(1,001)
Adjusted Net revenues	$36,877	$33,588

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-13	31-Mar-12
GAAP Operating income	$15,240	$5,831
Depreciation and amortization	1,163	629
Share-based issuance to settle liability	400	225
Adjustment for operational change related to prepaid minutes	-	(2,998)
Adjustment for favorable settlement with a retail sales broker	(1,192)	-
Adjusted EBITDA	$15,611	$3,687	(1)

(1) The impact to Adjusted EBITDA generated from discontinued revenues was not material for the quarter ended March 31, 2012.

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www.vocaltec.com	NEWS RELEASE

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)		Quarter	Quarter
		Ended	Ended
		31-Mar-13	31-Mar-12
GAAP Net income		$9,586	$8,196
Share-based issuance to settle liability		400	225
Adjustment for operational change related to prepaid minutes		-	(2,998)
Adjustment for favorable settlement with a retail sales broker		(1,192)	-
Gain on investments		(527)	(597)
Fair value loss (gain) on common equity put options		1,047	(1,656)
Income tax expense		5,198	30
Non-GAAP Net income		$14,512	$3,200 (1)

GAAP Net income per share – Diluted		$0.51	$0.39
Share-based issuance to settle liability		0.02	0.01
Adjustment for operational change related to prepaid minutes		-	(0.14)
Adjustment for operational change related to prepaid minutes		(0.06)	-
Gain on investments		(0.03)	(0.03)
Fair value loss (gain) on common equity put options		0.06	(0.08)
Income tax expense		0.28	0.00
Non-GAAP Net income per share – Diluted		$0.78	$0.15 (1)

Weighted average ordinary shares outstanding:	Diluted	18,694	21,240

(1) The impact to Non-GAAP Net income generated from discontinued revenues was not material for the quarter ended March 31, 2012.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)
(Unaudited)
	As of	As of
	31-Mar-13	31-Mar-12
Net cash provided by operating activities	$16,626	$24,163
Less: Capital expenditures	(84)	-
Free cash flow	$16,542	$24,163